UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2020

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020
(Address of principal executive offices, including ZIP code)

(646) 756-2997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of April 15, 2020, Anthony Hayes resigned as a member of the Board of Directors (the “Board”) of Hoth Therapeutics, Inc. (the “Company”) as well as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hayes’ resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective as of April 15, 2020, the Board appointed Wayne Linsley as a member of the Board and chair of the Audit Committee and Compensation Committee to fill the vacancies created by the resignation of Anthony Hayes. Mr. Linsley will serve for a term expiring at the next annual meeting of shareholders in 2020.

Since 2011, Mr. Linsley has served as the Vice President of Operations of CFO Oncall, Inc., a company that provides financial management and CFO services, and since 2010 he has served as the Managing Member of Flagship Advisory & Management Group, LLC, a management consulting firm. In addition, since 2019, Mr. Linsley has served as the Chief Executive Officer and sole owner of Executive Outsource Group, Inc., a company that provides financial reporting services. Mr. Linsley has served in various other capacities including Alternate Channels Manager of Mettel; Director of Channel Sales of Impsat, USA; National Accounts Manager of Venali, Inc; and Director of Sales of Broadview Networks. Since January 2020, Mr. Linsley has served as a member of the board of directors of Uppercut Brands, Inc. Mr. Linsley received his bachelor of business administration degree in accounting/business administration from Siena College. We believe Mr. Linsley is qualified to serve as a member of the Board because he has over forty years of business management experience including accounting, audit support and financial reporting.

Effective as of April 15, 2020, the Board appointed Graig Springer as a member of the Nominating and Corporate Governance Committee to fill the vacancy created by the resignation of Anthony Hayes.

Each of Mr. Linsley and Mr. Springer will receive ongoing annual compensation that is consistent with that provided to the Company’s other non-employee directors. In addition, on April 15, 2020, the Board granted each of Mr. Linsley and Mr. Springer 3,333 shares of the Company’s common stock pursuant to the Company’s 2018 Equity Incentive Plan which shares shall vest in 36 equal monthly installments from the date of grant, subject to their continued service as a member of the Board.

Except as set forth herein, there is no arrangement or understanding between Mr. Linsley and any other persons pursuant to which Mr. Linsley was selected as a director. There are no related party transactions involving Mr. Linsley that are reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On April 17, 2020, the Company issued a press release announcing the appointment of Wayne Linsley and Graig Springer. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.
99.1	Press release dated April 17, 2020

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2020	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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